UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 12, 2013

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35547	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 506-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

1.25% Cash Convertible Senior Notes due 2020

On June 18, 2013, Allscripts Healthcare Solutions, Inc. (the “Company”) completed an unregistered Rule 144A offering of $345 million aggregate principal amount of its 1.25% Cash Convertible Senior Notes due 2020 (the “Notes”), including $45 million aggregate principal amount of the Notes sold pursuant to an option granted to the initial purchasers of the Notes (the “initial purchasers”), which option was exercised in full on June 14, 2013. The Notes were offered only to qualified institutional buyers (as defined in the Securities Act of 1933, as amended (the “Securities Act”)) pursuant to Rule 144A under the Securities Act.

The net proceeds from the sale of the Notes were approximately $337.2 million, after deducting the initial purchasers’ fees but before deducting other estimated expenses. The Company used approximately $31.6 million of the net proceeds to pay the cost of the Note Hedge Transactions (as defined below), taking into account the proceeds to the Company of the Warrant Transactions (as defined below), and the Company intends to use the remainder of the net proceeds to repay a portion of the Company’s outstanding indebtedness under its senior secured credit facilities.

Indenture

The Company issued the Notes under an indenture dated as of June 18, 2013 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Indenture (which includes the Form of 1.25% Cash Convertible Senior Notes due 2020 filed as Exhibit 4.2) is filed as Exhibit 4.1 hereto and is incorporated herein by reference. The following description of the Notes and the Indenture is a summary and is not meant to be a complete description of the Notes and the Indenture. This description is qualified in its entirety by reference to the detailed provisions of the Indenture.

The Notes bear interest at a rate of 1.25% per annum from and including June 18, 2013, payable semiannually in arrears on January 1 and July 1 of each year, beginning on January 1, 2014. The Notes will mature on July 1, 2020, unless earlier repurchased by the Company or converted into cash in accordance with their terms prior to such date.

The Notes are convertible at the option of the holders solely into cash at any time prior to the close of business on the business day immediately preceding January 1, 2020 only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on September 30, 2013 (and only during such calendar quarter), if the last reported sale price of the Company’s common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Company’s common stock and the conversion rate on each such trading day; or (3) upon the occurrence of specified corporate events. On or after January 1, 2020 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their Notes solely into cash at any time, regardless of the foregoing circumstances. Upon conversion, in lieu of receiving shares of the Company’s common stock, a holder will receive, per $1,000 principal amount of Notes being converted, an amount in cash equal to the settlement amount, determined in the manner set forth in the Indenture. The Notes are not convertible into the Company’s common stock or any other securities under any circumstances.

The conversion rate for the Notes initially will be 58.1869 shares of common stock per $1,000 principal amount of the Notes, which is equivalent to an initial conversion price of approximately $17.19 per share of the Company’s common stock. The initial conversion price of the Notes represents a premium of approximately 30% to the $13.22 per share last reported sale price of the Company’s common stock on June 12, 2013.

Upon a fundamental change (as defined in Section 1.01 of the Indenture), holders may require the Company to repurchase all of their Notes at a fundamental change repurchase price in cash equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. The Notes are not redeemable at the Company’s option prior to maturity.

In addition, following certain corporate events that occur prior to the maturity date, the Company will pay a cash make-whole premium by increasing the conversion rate for a holder who elects to convert such holder’s Notes in connection with such a corporate event in certain circumstances as described in the Indenture.

The Indenture contains customary terms and covenants, including that upon certain events of default, including cross acceleration to certain other indebtedness of the Company and its subsidiaries, occurring and continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the unpaid principal of the Notes and accrued and unpaid interest, if any, thereon immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization relating to the Company or its significant subsidiaries, the principal amount of the Notes together with accrued and unpaid interest, if any, thereon will automatically become and be immediately due and payable.

The Notes will not be registered under the Securities Act. The Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Convertible Note Hedge and Warrant Transactions

On June 12, 2013 and June 14, 2013, the Company entered into privately negotiated cash convertible note hedge transactions (the “Note Hedge Transactions”) and privately negotiated warrant transactions (the “Warrant Transactions”) with JPMorgan Chase Bank, National Association, London Branch, Citibank, N.A. and Deutsche Bank AG, London Branch (the “option counterparties”). The Note Hedge Transactions are expected to reduce the Company’s exposure to potential cash payments due upon conversion of the Notes in excess of the principal amount thereof.

The Company paid a premium of approximately $82.8 million for the Note Hedge Transactions and received a premium of approximately $51.2 million for the Warrant Transactions, for a net cost of approximately $31.6 million.

The warrants issued pursuant to the Warrant Transactions cover an aggregate of 20,074,481 shares of the Company’s common stock (subject to anti-dilution adjustments under certain circumstances) and have an initial exercise price of $23.1350 per share, subject to customary adjustments, which represents a premium of approximately 75% to the $13.22 per share last reported sale price of the Company’s common stock on June 12, 2013. The Warrant Transactions could have a dilutive effect to the extent that the price of the Company’s common stock exceeds the applicable strike price of the warrants. The warrants expire over a period of 70 trading days beginning on October 1, 2020 and are European-style warrants (exercisable only upon expiration). For each warrant that is exercised, the Company will deliver to the option counterparties a number of shares of the Company’s common stock equal to the amount by which the settlement price exceeds the exercise price, divided by the settlement price, plus cash in lieu of fractional shares.

The Company offered and sold the warrants issued pursuant to the Warrant Transactions in a private placement in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. There were no underwriting commissions or discounts in connection with the sale of the warrants.

The Note Hedge Transactions and the Warrant Transactions are separate transactions, each entered into by the Company with the option counterparties, are not part of the terms of the Notes and will not change any holders’ rights under the Notes. Holders of the Notes will not have any rights with respect to the Note Hedge Transactions or Warrant Transactions.

The option counterparties or their affiliates were initial purchasers of the Notes and have provided in the past and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for the Company and its affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions.

The summary of each of the Note Hedge Transactions and each of the Warrant Transactions is qualified in its entirety by reference to the text of the related agreements, which are included as Exhibits 10.1 through 10.12, hereto and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information with respect to the Notes and Indenture set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities

The information with respect to the Notes, Indenture and Warrant Transactions set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Exhibit Description

4.1	Indenture, dated as of June 18, 2013, between the Company and Wells Fargo Bank, National Association, as Trustee

4.2	Form of 1.25% Cash Convertible Senior Note due 2020 (included in Exhibit 4.1)

10.1	Convertible note hedge transaction confirmation, dated as of June 12, 2013, by and between JPMorgan Chase Bank, National Association, London Branch and the Company

10.2	Amendment to convertible note hedge transaction, dated as of June 14, 2013, by and between JPMorgan Chase Bank, National Association, London Branch and the Company

10.3	Convertible note hedge transaction confirmation, dated as of June 12, 2013, by and between Citibank, N.A. and the Company

10.4	Amendment to convertible note hedge transaction, dated as of June 14, 2013, by and between Citibank, N.A., and the Company

10.5	Convertible note hedge transaction confirmation, dated as of June 12, 2013, by and between Deutsche Bank AG, London Branch and the Company

10.6	Amendment to convertible note hedge transaction, dated as of June 14, 2013, by and between Deutsche Bank AG, London Branch and the Company

10.7	Warrant transaction confirmation, dated as of June 12, 2013, by and between JPMorgan Chase Bank, National Association, London Branch and the Company

10.8	Warrant transaction confirmation, dated as of June 14, 2013, by and between JPMorgan Chase Bank, National Association, London Branch and the Company

10.9	Warrant transaction confirmation, dated as of June 12, 2013, by and between Citibank, N.A., and the Company

10.10	Warrant transaction confirmation, dated as of June 14, 2013, by and between Citibank, N.A., and the Company

10.11	Warrant transaction confirmation, dated as of June 12, 2013, by and between Deutsche Bank AG, London Branch, and the Company

10.12	Warrant transaction confirmation, dated as of June 14, 2013, by and between Deutsche Bank AG, London Branch, and the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC. (Registrant)

Dated: June 18, 2013	By:	/s/ Richard J. Poulton
Richard J. Poulton, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1	Indenture, dated as of June 18, 2013, between the Company and Wells Fargo Bank, National Association, as Trustee

4.2	Form of 1.25% Cash Convertible Senior Note due 2020 (included in Exhibit 4.1)

10.1	Convertible note hedge transaction confirmation, dated as of June 12, 2013, by and between JPMorgan Chase Bank, National Association, London Branch and the Company

10.2	Amendment to convertible note hedge transaction, dated as of June 14, 2013, by and between JPMorgan Chase Bank, National Association, London Branch and the Company

10.3	Convertible note hedge transaction confirmation, dated as of June 12, 2013, by and between Citibank, N.A. and the Company

10.4	Amendment to convertible note hedge transaction, dated as of June 14, 2013, by and between Citibank, N.A., and the Company

10.5	Convertible note hedge transaction confirmation, dated as of June 12, 2013, by and between Deutsche Bank AG, London Branch and the Company

10.6	Amendment to convertible note hedge transaction, dated as of June 14, 2013, by and between Deutsche Bank AG, London Branch and the Company

10.7	Warrant transaction confirmation, dated as of June 12, 2013, by and between JPMorgan Chase Bank, National Association, London Branch and the Company

10.8	Warrant transaction confirmation, dated as of June 14, 2013, by and between JPMorgan Chase Bank, National Association, London Branch and the Company

10.9	Warrant transaction confirmation, dated as of June 12, 2013, by and between Citibank, N.A., and the Company

10.10	Warrant transaction confirmation, dated as of June 14, 2013, by and between Citibank, N.A., and the Company

10.11	Warrant transaction confirmation, dated as of June 12, 2013, by and between Deutsche Bank AG, London Branch, and the Company

10.12	Warrant transaction confirmation, dated as of June 14, 2013, by and between Deutsche Bank AG, London Branch, and the Company